UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 18, 2013

DIVERSIFIED RESTAURANT HOLDINGS, INC.

(Name of registrant in its charter)

Nevada	000-53577	03-0606420
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
27680 Franklin Road Southfield, MI 48034
(Address of principal executive offices)

Registrant's telephone number:  (248) 223-9160

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

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Written communications pursuant to Rule 425 under the Securities Act

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01 Entry into a Material Definitive Agreement.

On April 17, 2013, Diversified Restaurant Holdings, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Dougherty & Company LLC, as representatives of the several underwriters named therein (collectively, the “Underwriters”). Pursuant to the terms and conditions of the Underwriting Agreement, the Company agreed to sell 6,000,000 shares of the Company’s common stock, par value $0.0001 per share (“Common Stock”) to the Underwriters, and granted the Underwriters an option to purchase up to an additional 900,000 shares of Common Stock to cover over-allotments of shares. The price to the public for the offering is $5.00 per share. The Underwriters have agreed to purchase the shares from the Company pursuant to the Underwriting Agreement at a price of $4.675 per share. The net proceeds to the Company from this offering are expected to be approximately $27,725,000, after deducting underwriting discounts and commissions and estimated offering expenses payable by the Company. The offering is expected to close on or about April 23, 2013, subject to customary closing conditions.

The offering is being made pursuant to the Company’s registration statement on Form S-1 (Registration Statement No. 333-187208) previously filed with the Securities and Exchange Commission (the “SEC”) and accompanying free writing prospectuses filed with the SEC. The Company’s registration statement was declared effective on Wednesday, April 17, 2013 at approximately 4:30 p.m. Eastern time.

The Underwriting Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the Underwriters, other obligations of the parties, and termination provisions. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties.

The foregoing description of the Underwriting Agreement is not complete and is qualified in its entirety by reference to the full text of the Underwriting Agreement, a copy of which is filed as Exhibit 1.1 to this report and which is incorporated by reference herein.

A copy of a press release announcing the offering that was issued by the Company on April 18, 2013 is attached as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 9.01 Financial Statement and Exhibits.

(d) Exhibits.

Exhibit No.      Description

1.1	Underwriting Agreement, dated as of April 17, 2013, between the Company and Dougherty & Company LLC, as representatives of the several underwriters named therein

99.1	Press release, dated April 18, 2013

SIGNATURES

In accordance with Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

DIVERSIFIED RESTAURANT HOLDINGS, INC.

Dated: April 18, 2013	By:	/s/ David G. Burke
	Name:	David G. Burke
	Title:	Chief Financial Officer (Principal Financial and Accounting Officer)